Registration No. 333-

As filed with the Securities and Exchange Commission on August 8, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Newmark Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4467492
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

125 Park Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

Newmark 401(k) Plan

(Full title of the plan)

Stephen M. Merkel

Executive Vice President and Chief Legal Officer

Newmark Group, Inc.

125 Park Avenue

New York, New York 10017

(Name and address of agent for service)

(212) 372-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Newmark Group, Inc., a Delaware corporation (“we,” “us,” “our” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 1,000,000 additional shares of our Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), that may be offered to participants in the Newmark 401(k) Plan (the “Plan”), together with an indeterminate amount of plan interests pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), to be offered or sold pursuant to the Plan. The Class A Common Stock and the plan interests registered herein to be offered and sold pursuant to the Plan are of the same classes of securities as registered under our currently effective Registration Statement on Form S-8 filed with the Commission on July 19, 2021 (File No. 333-258013) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items containing new information not contained in the Prior Registration Statement are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I of Form S-8, including with respect to the Registrant, the Plan, and the plan interests registered herein and the Class A Common Stock registered herein to be offered and sold pursuant to the Plan, is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Commission are incorporated by reference into this Registration Statement:

(a)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2023, filed with the Commission on June 27, 2024.

(b)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Commission on April 26, 2024.

(c)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 10, 2024.

(d)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the Commission on August 8, 2024.

(e)	Our Current Reports on Form 8-K, filed with the Commission on January 5, 2024, January 12, 2024, February 22, 2024 (other than as indicated therein), April 30, 2024, May 3, 2024 (other than as indicated therein), June 10, 2024, and August 2, 2024 (other than as indicated therein).

(f)	The description of the Class A Common Stock contained in our Registration Statement on Form 8-A (Registration No. 001-38329), filed with the Commission on December 14, 2017, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on February 29, 2024, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability for directors of the Registrant to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provisions contained in the Registrant’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or otherwise as a matter of law.

Item 8. Exhibits.

The Exhibit Index set forth below is incorporated by reference in response to this Item 8.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Newmark Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 19, 2017)

4.2	Amended and Restated Bylaws of Newmark Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 19, 2017)

4.3	Newmark 401(k) Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 19, 2021)

5.1*	Opinion of Stephen M. Merkel

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Stephen M. Merkel (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

107*	Fee Table

*	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2024.

Newmark Group, Inc.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Executive Chairman

POWERS OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Howard W. Lutnick and Michael Rispoli, and each of them, as his or her true and lawful attorneys-in-facts and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments under the Securities Act and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or his or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities and on the date indicated:

Signature	Capacity in Which Signed	Date

/s/ Howard W. Lutnick	Executive Chairman and Director	August 8, 2024
Howard W. Lutnick	(Principal Executive Officer)

/s/ Barry M. Gosin	Chief Executive Officer	August 8, 2024
Barry M. Gosin

/s/ Michael J. Rispoli	Chief Financial Officer	August 8, 2024
Michael J. Rispoli	(Principal Financial and Accounting Officer)

/s/ Virginia S. Bauer	Director	August 8, 2024
Virginia S. Bauer

/s/ Kenneth A. McIntyre	Director	August 8, 2024
Kenneth A. McIntyre

/s/ Jay Itzkowitz	Director	August 8, 2024
Jay Itzkowitz

The Plan. Pursuant to the requirements of the Securities Act, the Administrator of the Newmark 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2024.

Newmark 401(k) Plan

By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer on behalf of the Newmark 401(k) Plan Administrative Committee, the Plan Administrator